Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.001 per share	457(o) and 457(r)	—	—	$300,000,000	$0.00011020	$33,060

	Total Offering Amounts					$300,000,000		$33,060

	Total Fees Previously Paid							—

	Total Fee Offsets							$6,490

	Net Fees Due							$26,570

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregated Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Cytokinetics, Incorporated	424(b)(5)	333-234537	5/8/2020		$6,490	Equity	Common Stock, par value $0.001 per share	—	$50,000,000

Fee Offset Sources	Cytokinetics, Incorporated	424(b)(5)	333-234537		5/8/2020		Equity	Common Stock, par value $0.001 per share			$6,490(2)

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-268483.

(2)

On May 8, 2020, the registrant filed a prospectus supplement (the “2020 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration Statement No. 333-234537) (the “2019 Registration Statement”) and concurrently submitted a fee of $6,490. The 2020 Prospectus Supplement related to the registrant’s offer and sale from time to time of shares of the registrant’s common stock, par value $0.001 per share, having an aggregate gross sales price of up to $50,000,000 from time to time under the at-the-market program. As of the date of this prospectus supplement, $50,000,000 remains unsold under the at-the-market program. The 2019 Registration Statement has expired and the offering that included the unsold securities under the 2020 Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $6,490 is available to offset the current registration fee.